EXHIBIT 99.1

Parker Drilling Reports 2015 Second Quarter Results

HOUSTON, August 4, 2015 - Parker Drilling Company (NYSE: PKD) today announced a net loss of $14.0 million, or $0.11 loss per share on revenues of $185.9 million for the second quarter ended June 30, 2015.  The results include a $2.3 million pre-tax expense to increase the provision for the reduction in carrying value of certain assets related to the Company's international rental tools and drilling rigs. Excluding this expense, the adjusted loss per share was $0.10.
Second quarter adjusted EBITDA was $32.8 million, compared with $53.4 million for the preceding quarter.
Gary Rich, Chairman, President and CEO of the Company, said, “As expected, results in the second quarter were down versus the first quarter as we experienced lower global drilling activity. Despite a 35 percent sequential decline in the average number of rigs drilling for oil and gas in the U.S., our U.S. rental tools revenues were only 23 percent lower, reflecting our efforts to maintain our market position, both on land and offshore. The Gulf of Mexico barge rig business continues to be the most adversely impacted by current market conditions; however, we have continued to reduce its cost structure. While our international businesses were also lower sequentially, they remain less impacted relative to our U.S. businesses. We remain focused on strong cost management and maintaining positive free cash flow, while seeking growth opportunities that may arise in this environment."
Outlook
"Market indicators are mixed and remain weak, making it difficult to characterize the duration and magnitude of the current downturn. We continue to focus on what we can control, which means managing our business as if existing conditions will persist for an extended period.
“During the second half of 2015, we believe our Rental Tools business in the U.S. will continue to directionally follow the rig count. For our International Rental Tools business, we continue to expect margins will be better than last year, despite increasing market headwinds. We believe activity in our U.S. (Lower 48) Drilling segment will remain at current levels, while lower utilization will likely put downward pressure on the International & Alaska Drilling segment as we anticipated," Mr. Rich added.
Second Quarter Review
Parker Drilling's revenues for the 2015 second quarter, compared with the 2015 first quarter, declined 9 percent to $185.9 million from $204.1 million, operating gross margin excluding depreciation and amortization expense (gross margin) declined 35 percent to $42.4 million from $64.8 million and gross margin as a percentage of revenues was 22.8 percent, compared with 31.8 percent for the prior period.
For the Company’s Drilling Services business, revenues declined 5 percent to $121.8 million from $128.0 million, gross margin declined 42 percent to $20.7 million from $35.5 million, and gross margin as a percentage of revenues was 17.0 percent, compared with 27.7 percent for the prior period.

•
U.S. (Lower 48) Drilling revenues were $6.8 million, a 51.4 percent decrease from 2015 first quarter revenues of $14.1 million. Gross margin was a $2.0 million loss as compared with 2015 first quarter gross margin of $0.1 million. The declines in revenues and gross margin were primarily the result of lower utilization and dayrates, partially offset by lower operating costs, for the Company's barge drilling rig fleet in the U.S. Gulf of Mexico.

•
International & Alaska Drilling revenues were $115.0 million, a 1 percent increase from 2015 first quarter revenues of $113.9 million. Gross margin was $22.6 million, a 36 percent decrease from 2015 first quarter gross margin of $35.4 million. Gross margin as a percentage of revenues was 19.7 percent as compared with 31.1 percent in the 2015 first quarter. The increase in revenues is attributable to an $8.7 million increase in reimbursable expenses, partially offset by a decrease in utilization. The change in gross margin as a percentage of revenue is due in part to lower utilization and higher revenue from reimbursable expenses. In addition, the prior period revenues and gross margin benefited from early contract termination and demobilization fees that did not repeat in the second quarter.

Rental Tools Services revenues were $64.1 million, gross margin was $21.7 million and gross margin as a percentage of revenues was 33.9 percent. Compared with the 2015 first quarter, revenues decreased 16 percent from $76.1 million and gross margin decreased 25.9 percent from $29.3 million, while gross margin as a percentage of revenues decreased from 38.5 percent. Reduced revenues and gross margin were primarily due to the continued decline in U.S. land drilling activity, as well as softer demand in certain international rental tools markets. This was partially offset by lower operating costs.
General and Administrative Expense decreased to $9.5 million for the 2015 second quarter, from $10.8 million for the 2015 first quarter, primarily due to lower third-party consulting expenses associated with the implementation of an enterprise resource planning system.
Capital expenditures year-to-date through June 30, 2015 were $54.6 million.

"In current market conditions, we believe customers will value, more than ever, our unique experience and expertise. We are focused on consistent operational execution and on providing customers with innovative, reliable and efficient solutions that help them safely manage their costs and mitigate their risks. I am pleased with the progress we've made to ensure we remain agile and well positioned in the downturn. We believe we are in sound condition, prepared to meet the challenges ahead and capture opportunities that arise,” concluded Mr. Rich.
Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, August 5, 2015, to review reported results.  The call will be available by telephone at (888) 287-5563, access code 7196372.  The call can also be accessed through the Investor Relations section of the Company's website.  A replay of the call can be accessed on the Company's website for 12 months or by telephone for 1 week from August 5, 2015 at (888) 203-1112, using the access code 7196372#.
Cautionary Statement
This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company's financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Company Description
Parker Drilling (NYSE: PKD) provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select international markets and harsh-environment regions utilizing Parker Drilling-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets.  More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

CONTACT: Investor Relations, Jason Geach, Vice President, Investor Relations & Corporate Development, (281) 406-2310, jason.geach@parkerdrilling.com; or Media Relations, Stephanie Dixon, Manager, Marketing & Corporate Communications, (281) 406-2212, stephanie.dixon@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands, Except Per Share Data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$116,943	$108,456
Accounts and Notes Receivable, Net	235,834	270,952
Rig Materials and Supplies	44,274	47,943
Deferred Costs	7,281	5,673
Deferred Income Taxes	5,818	7,476
Other Current Assets	33,788	29,279
TOTAL CURRENT ASSETS	443,938	469,779

PROPERTY, PLANT AND EQUIPMENT, NET	865,291	895,940

OTHER ASSETS
Deferred Income Taxes	154,463	122,689
Other Assets	57,986	32,251
TOTAL OTHER ASSETS	212,449	154,940

TOTAL ASSETS	$1,521,678	$1,520,659

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$—	$10,000
Accounts Payable and Accrued Liabilities	188,841	168,665
TOTAL CURRENT LIABILITIES	188,841	178,665

LONG-TERM DEBT	585,000	605,000

LONG-TERM DEFERRED TAX LIABILITY	69,793	52,115

OTHER LONG-TERM LIABILITIES	19,184	18,665

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	653,765	662,431
Noncontrolling interest	5,095	3,783
TOTAL EQUITY	658,860	666,214

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,521,678	$1,520,659

Current Ratio	2.35	2.63

Total Debt as a Percent of Capitalization	47%	48%

Book Value Per Common Share	$5.31	$5.43

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended March 31,
	Three Months Ended June 30,
	2015	2014	2015

REVENUES	$185,941	$254,234	$204,076

EXPENSES:
Operating Expenses	143,569	174,569	139,270
Depreciation and Amortization	38,351	36,180	40,539
	181,920	210,749	179,809
TOTAL OPERATING GROSS MARGIN	4,021	43,485	24,267

General and Administrative Expense	(9,511)	(7,007)	(10,837)
Provision for Reduction in Carrying Value of Certain Assets	(2,316)	—	—
Gain (Loss) on Disposition of Assets, Net	(138)	1,019	2,441
TOTAL OPERATING INCOME	(7,944)	37,497	15,871

OTHER INCOME AND (EXPENSE):
Interest Expense	(11,396)	(10,599)	(11,078)
Interest Income	19	88	183
Loss on extinguishment of debt	—	(479)	—
Other	(1,529)	1,032	(1,380)
TOTAL OTHER EXPENSE	(12,906)	(9,958)	(12,275)

INCOME (LOSS) BEFORE INCOME TAXES	(20,850)	27,539	3,596

INCOME TAX EXPENSE (BENEFIT)	(6,916)	11,702	(182)

NET INCOME (LOSS)	(13,934)	15,837	3,778
Less: net income attributable to noncontrolling interest	95	156	556
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(14,029)	$15,681	$3,222

EARNINGS PER SHARE - BASIC
Net Income (loss)	$(0.11)	$0.13	$0.03

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$(0.11)	$0.13	$0.03

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	122,481,425	121,078,359	121,887,072
Diluted	122,481,425	122,764,247	123,708,623

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Six Months Ended June 30,
	2015	2014

REVENUES	$390,017	$483,459

EXPENSES:
Operating Expenses	282,839	340,594
Depreciation and Amortization	78,890	70,517
	361,729	411,111
TOTAL OPERATING GROSS MARGIN	28,288	72,348

General and Administrative Expense	(20,348)	(15,971)
Provision for Reduction in Carrying Value of Certain Assets	(2,316)	—
Gain on Disposition of Assets, Net	2,303	890
TOTAL OPERATING INCOME	7,927	57,267

OTHER INCOME AND (EXPENSE):
Interest Expense	(22,474)	(22,638)
Interest Income	202	120
Loss on extinguishment of debt	—	(30,152)
Other	(2,909)	1,927
TOTAL OTHER EXPENSE	(25,181)	(50,743)

INCOME (LOSS) BEFORE INCOME TAXES	(17,254)	6,524

INCOME TAX EXPENSE (BENEFIT)	(7,098)	3,079

NET INCOME (LOSS)	(10,156)	3,445
Less: net income attributable to noncontrolling interest	651	313
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(10,807)	$3,132

EARNINGS PER SHARE - BASIC
Net Income (loss)	$(0.09)	$0.03

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$(0.09)	$0.03

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	122,175,511	120,726,004
Diluted	122,175,511	122,586,056

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2015	2014	2015

REVENUES:
U.S. (Lower 48) Drilling	$6,848	$46,085	$14,097
International & Alaska Drilling	114,969	120,980	113,921
Rental Tools	64,124	87,169	76,058
Total Revenues	$185,941	$254,234	$204,076

OPERATING EXPENSES:
U.S. (Lower 48) Drilling	$8,829	$23,263	$13,982
International & Alaska Drilling	92,329	97,464	78,529
Rental Tools	42,411	53,842	46,759
Total Operating Expenses	$143,569	$174,569	$139,270

OPERATING GROSS MARGIN:
U.S. (Lower 48) Drilling	$(1,981)	$22,822	$115
International & Alaska Drilling	22,640	23,516	35,392
Rental Tools	21,713	33,327	29,299
Depreciation and Amortization	(38,351)	(36,180)	(40,539)
Total Operating Gross Margin	$4,021	$43,485	$24,267

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Net Income (Loss) Attributable to Controlling Interest	$(14,029)	$3,222	$7,753	$12,566	$15,681
Adjustments:
Income Tax (Benefit) Expense	(6,916)	(182)	9,983	11,014	11,702
Interest Expense	11,396	11,078	10,779	10,848	10,599
Other Income and Expense	1,510	1,197	(1,187)	500	(641)
(Gain) Loss on Disposition of Assets, Net	138	(2,441)	(621)	457	(1,019)
Depreciation and Amortization	38,351	40,539	38,455	36,149	36,180
Provision for Reduction in Carrying Value of Certain Assets	2,316	—	—	—	—

Adjusted EBITDA*	32,766	53,413	65,162	71,534	72,502

Adjustments:
Non-routine Items	—	—	—	(1,250)	(1,500)

Adjusted EBITDA after Non-routine Items	$32,766	$53,413	$65,162	$70,284	$71,002

*Adjusted EBITDA, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, except Per Share)
(Unaudited)
	Three Months Ended
	June 30,		March 31,
	2015	2014	2015

Net income attributable to controlling interest	$(14,029)	$15,681	$3,222
Earnings per diluted share	$(0.11)	$0.13	$0.03

Adjustments:
Escrow clawback	$—	$(1,500)	$—
Extinguishment of debt	—	479	—
Provision for reduction in carrying value of certain assets	2,316	—	—
Total adjustments	2,316	(1,021)	—
Tax effect of adjustments	(443)	408	—
Net adjustments	1,873	(613)	—

Adjusted net income attributable to controlling interest*	$(12,156)	$15,068	$3,222
Adjusted earnings per diluted share	$(0.10)	$0.12	$0.03

*Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.